Exhibit 99.1

Vistra Energy Reports First Quarter 2019 Results

Above Consensus and Reaffirms 2019 Guidance

IRVING, Texas, May 3, 2019 — Vistra Energy Corp. (NYSE: VST):

Financial Highlights

•

Delivered first quarter 2019 Ongoing Operations Adjusted EBITDA[1] of $815 million and Net Income from Ongoing Operations of $238 million—results above consensus and in-line with management expectations for the quarter. Ongoing Operations Adjusted EBITDA results were nearly $240 million better than first quarter 2018 results pro forma for the merger with Dynegy as a result of realization of merger value levers, favorable realized prices, and higher retail gross margin quarter-over-quarter.

•

Reaffirmed 2019 full-year Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG) guidance ranges of $3.22 to $3.42 billion and $2.1 to $2.3 billion, respectively[2], highlighting the company’s significant earnings power and EBITDA to free cash flow conversion of approximately 66%.

Capital Allocation Highlights

•

Executed approximately $1.053 billion of the previously authorized $1.75 billion share repurchase program through April 25, 2019, reducing shares outstanding to approximately 483 million shares as of the same date, approximately 8 percent lower than Vistra’s share count as of the Dynegy merger close on April 9, 2018.

•

Paid initial quarterly dividend of $0.125 per share on March 29, 2019 to shareholders of record as of March 15, 2019, an expected $0.50 per share on an annual basis; Vistra management anticipates an annual dividend growth rate in the range of approximately 6-8 percent per share.

Growth Highlights

•

Introduced new retail brand, Brighten Energy, in Illinois, Ohio, and Pennsylvania, and launched TXU Energy’s new innovative product: Free Pass Plan, giving retail customers free electricity on the seven highest usage days per month, all year long.

•

Announced agreement to acquire Crius Energy Trust at an estimated 4.0 times EV/EBITDA multiple, projected to be accretive to both EBITDA and Free Cash Flow and to exceed Vistra’s investment threshold of mid- to high-teens unlevered returns; closing expected to occur in second quarter of 2019.

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May 3, 2019, Page 2

•

Supported a change to the Multi-Pollutant Standard and Coal to Solar and Energy Storage legislation in Illinois facilitating the transition and redevelopment of downstate coal plant sites into utility-scale solar and energy storage.

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.
(2)

Excludes the Asset Closure segment and the pending Crius acquisition. Includes $430 million of synergies expected to be realized in 2019 as compared to the projected full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Summary of Financial Results for the First Quarter Ended March 31, 2019

($ in millions)	Three Months Ended March 31, 2019
Net Income	$224
Ongoing Operations Net Income[1]	$238
Ongoing Operations Adjusted EBITDA[1]	$815

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.

For the three months ended March 31, 2019, Vistra reported Net Income from Ongoing Operations of $238 million and Adjusted EBITDA from Ongoing Operations of $815 million. Vistra’s first quarter Adjusted EBITDA was above consensus and in-line with management expectations.

“Vistra’s strong first quarter results were above consensus and a clear indication of our focus on execution in 2019 and the effectiveness of the integrated model. Our teams continue to integrate Dynegy and capture merger synergy targets and value from our Operations Performance Initiative, as well as prepare for the close of the Crius acquisition,” Curt Morgan, Vistra’s chief executive officer, commented. “We also continue to execute our capital allocation plan, bolstered by our significant free cash flow generation, purchasing our stock at attractive price levels and significantly rotating our shareholder base while driving to our low-leverage target. We have added a few attractive tuck-in growth investments as well, while exhibiting financial discipline. We look forward to continuing to execute on our commitments and creating value for our shareholders.”

Guidance

($ in millions)	2019
Ongoing Ops. Adj. EBITDA[1]	$3,220 – 3,420
Ongoing Ops. Adj. FCFbG[1]	$2,100 – 2,300

(1)

Excludes the Asset Closure segment and the pending Crius acquisition. Includes $430 million of synergies expected to be realized in 2019 as compared to the projected full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra Energy is reaffirming its 2019 Ongoing Operations Adjusted EBITDA guidance range of $3,220 to $3,420 million and Ongoing Operations Adjusted FCFbG guidance range of $2,100 to $2,300 million. The 2019 guidance was originally developed utilizing forward curves as of March 30, 2018 and reaffirmed utilizing forward curves as of March 29, 2019.

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May 3, 2019, Page 3

Share Repurchase Program

As of April 25, 2019, Vistra has completed approximately $1.053 billion of the $1.75 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 44.5 million shares, lowering Vistra’s shares outstanding to approximately 483 million as of April 25, 2019. Approximately $697 million remains available for execution under the program as of April 25, 2019.

Liquidity

As of March 31, 2019, Vistra had total available liquidity of approximately $2.324 billion. This available liquidity included cash and cash equivalents of $546 million, $1.753 billion of availability under its revolving credit facility, which remained undrawn but had $922 million of letters of credit outstanding as of March 31, 2019 primarily to support commodity hedging activities, and $25 million of availability under its alternate letter of credit facilities. The increase in available liquidity of $553 million as of March 31, 2019 as compared to Dec. 31, 2018 was primarily driven by $175 million of additional available capacity under the Revolving Credit Facility and $350 million of new available capacity under two new alternate letter of credit facilities. In April 2019, the aggregate available capacity under the alternate letter of credit facilities was increased to $450 million.

Earnings Webcast

Vistra will host a webcast today, May 3, 2019, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

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May 3, 2019, Page 4

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 5,400 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar, and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies, (iv) with respect to the proposed Crius acquisition, (x) the ability of the parties to obtain all required approvals, (y) the parties ability to otherwise successfully consummate the transaction, and (z) for Vistra to successfully integrate the Crius business as currently projected, and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended March 31,
	2019	2018
Operating revenues	$2,923	$765
Fuel, purchased power costs and delivery fees	(1,461)	(650)
Operating costs	(385)	(194)
Depreciation and amortization	(405)	(153)
Selling, general and administrative expenses	(182)	(162)

Operating income (loss)	490	(394)
Other income	25	10
Other deductions	(2)	(2)
Interest expense and related charges	(222)	9
Impacts of Tax Receivable Agreement	3	(18)
Equity in earnings of unconsolidated investment	7	—

Income (loss) before income taxes	301	(395)
Income tax (expense) benefit	(77)	89

Net income (loss)	$224	$(306)
Less: Net loss attributable to noncontrolling interest	1	—

Net income (loss) attributable to Vistra Energy	$225	$(306)

Weighted average shares of common stock outstanding:
Basic	502,367,299	428,450,384
Diluted	509,139,988	428,450,384
Net income (loss) per weighted average share of common stock outstanding:
Basic	$0.45	$(0.71)
Diluted	$0.44	$(0.71)

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VISTRA ENERG CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2019	2018
Cash flows — operating activities:
Net income (loss)	$224	$(306)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	461	180
Deferred income tax (benefit) expense, net	70	(83)
Unrealized net (gain) loss from mark-to-market valuations of commodities	(186)	415
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	80	(59)
Asset retirement obligation accretion expense	14	19
Impacts of Tax Receivable Agreement	(3)	18
Stock-based compensation	12	6
Other, net	(32)	7
Changes in operating assets and liabilities:
Margin deposits, net	34	(64)
Accrued interest	15	(11)
Accrued taxes	(75)	(69)
Accrued employee incentive	(90)	(50)
Other operating assets and liabilities	(136)	(25)

Cash provided by (used in) operating activities	388	(22)

Cash flows — financing activities:
Issuances of long-term debt	1,300	—
Repayments/repurchases of debt	(1,282)	(10)
Net borrowings under accounts receivable securitization program	11	—
Stock repurchase	(248)	—
Dividends paid to stockholders	(61)	—
Debt tender offer and other financing fees	(64)	—
Other, net	—	1

Cash used in financing activities	(344)	(9)

Cash flows — investing activities:
Capital expenditures, including LTSA prepayments	(118)	(39)
Nuclear fuel purchases	(13)	(11)
Development and growth expenditures	(22)	(21)
Proceeds from sales of nuclear decommissioning trust fund securities	78	46
Investments in nuclear decommissioning trust fund securities	(83)	(51)
Other, net	9	(1)

Cash used in investing activities	(149)	(77)

Net change in cash, cash equivalents and restricted cash	(105)	(108)
Cash, cash equivalents and restricted cash — beginning balance	693	2,046

Cash, cash equivalents and restricted cash — ending balance	$588	$1,938

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31, 2019
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$15	$301	$162	$21	$11	$(272)	$238	$(14)	$224
Income tax expense	—	—	—	—	—	77	77	—	77
Interest expense and related charges	3	(3)	3	1	2	216	222	—	222
Depreciation and amortization (a)	59	149	130	64	3	17	422	—	422

EBITDA before Adjustments	77	447	295	86	16	38	959	(14)	945

Unrealized net (gain) or loss resulting from hedging transactions	164	(251)	(91)	(6)	14	(16)	(186)	—	(186)
Fresh start / purchase accounting impacts	14	2	(6)	2	5	(1)	16	—	16
Impacts of Tax Receivable Agreement	—	—	—	—	—	(3)	(3)	—	(3)
Non-cash compensation expenses	—	—	—	—	—	13	13	—	13
Transition and merger expenses	—	1	1	1	8	7	18	—	18
Other, net	2	5	2	3	5	(19)	(2)	1	(1)

Adjusted EBITDA	$257	$204	$201	$86	$48	$19	$815	$(13)	$802

(a)	Includes nuclear fuel amortization of $17 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31, 2018
	Retail	ERCOT	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$771	$(1,086)	$31	$(284)	$(22)	$(306)
Income tax benefit	—	—	(89)	(89)	—	(89)
Interest expense and related charges	—	8	(17)	(9)	—	(9)
Depreciation and amortization (a)	76	84	13	173	—	173

EBITDA before Adjustments	847	(994)	(62)	(209)	(22)	(231)
Unrealized net (gain) loss resulting from hedging transactions	(655)	1,070	—	415	—	415
Fresh start accounting impacts	12	(2)	—	10	—	10
Impacts of Tax Receivable Agreement	—	—	18	18	—	18
Reorganization items and restructuring expenses	—	—	2	2	—	2
Non-cash compensation expenses	—	—	6	6	—	6
Transition and merger expenses	—	2	26	28	—	28
Other, net	(10)	(6)	9	(7)	—	(7)

Adjusted EBITDA	194	70	(1)	263	(22)	241
Impact of Odessa earnout buybacks	—	21	—	21	—	21

Adjusted EBITDA less impacts from Odessa earnout buybacks	$194	$91	$(1)	$284	$(22)	$262
Acquired EBITDA - Dynegy				292		292

Pro forma adjusted EBITDA - combined				$576	$(22)	$554

(a)	Includes nuclear fuel amortization of $20 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$891	$1,047	$(65)	$(55)	$826	$992
Income tax expense	268	312	—	—	268	312
Interest expense and related charges	704	704	—	—	704	704
Depreciation and amortization	1,568	1,568	—	—	1,568	1,568

EBITDA before Adjustments	$3,431	$3,631	$(65)	$(55)	$3,366	$3,576
Unrealized net gain resulting from hedging transactions	(386)	(386)	—	—	(386)	(386)
Fresh start / purchase accounting impacts	56	56	—	—	56	56
Impacts of Tax Receivable Agreement	42	42	—	—	42	42
Transition and merger expenses	17	17	—	—	17	17
Other, net	60	60	—	—	60	60

Adjusted EBITDA guidance	$3,220	$3,420	$(65)	$(55)	$3,155	$3,365
Interest paid, net	(576)	(576)	—	—	(576)	(576)
Net tax (paid) / received (a)	108	108	—	—	108	108
Working capital and margin deposits	(25)	(25)	(4)	(4)	(29)	(29)
Reclamation and remediation	(60)	(60)	(118)	(118)	(178)	(178)
Other changes in other operating assets and liabilities	(68)	(68)	25	35	(43)	(33)

Cash provided by operating activities	$2,599	$2,799	$(162)	$(142)	$2,437	$2,657
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(611)	(611)	—	—	(611)	(611)
Solar and Moss Landing development and other growth expenditures	(156)	(156)	—	—	(156)	(156)
Other net investing activities	(20)	(20)	3	3	(17)	(17)

Free cash flow	$1,812	$2,012	$(159)	$(139)	$1,653	$1,873
Working capital and margin deposits	25	25	4	4	29	29
Solar and Moss Landing development and other growth expenditures	156	156	—	—	156	156
Transition and merger expenses	84	84	—	—	84	84
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow before growth guidance	$2,100	$2,300	$(155)	$(135)	$1,945	$2,165

(a)	Includes state tax payments.